Exhibit 10.13

November 29th, 2010

TRX, Inc.

2970 Clairmont Road, Suite 300

Atlanta, GA 30329,

Attn: David D. Cathcart

Re: Statement of Work No. 3 - Extension of Basic Term

Dear Mr. Cathcart:

TRX, Inc. (TRX) and American Express Travel Related Services, Inc (Amex) entered into a Statement of Work No. 3 (SOW) for Queue Manager Services with an effective date of January 1, 2010.

Amex is requesting that the Term of this SOW, be extended until April 30, 2011, for the purpose of allowing additional time to come to an agreement on an amendment of the SOW to revise certain existing terms.

The parties agree that all other terms and conditions set forth in the SOW shall remain in effect and unchanged.

Please acknowledge your agreement with the above by signing below and returning one originally signed copy of this letter back to me via a pdf copy to my e-mail, or via hard copy to the address provided below.

We look forward to working with TRX to complete this extension in a timely manner and to our continued positive and productive relationship.

Best regards,

/s/ John Fredell

John Fredell

Global Real Estate and Procurement Services

American Express

Ameriprise Financial Center

OP2N/1987

Minneapolis, MN 55478

ACKNOWLEDGEMENT

Acknowledged and agreed to this 29th day of November, 2010.

/s/ David D. Cathcart

David D. Cathcart
Printed Name

CFO
Title